Third Quarter 2010 Results Teleconference
November 8, 2010

Disclaimer
 The following information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These
forward-looking statements are based on Management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
 These statements are based on certain assumptions and analyses made by Management in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Management’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by PDC
Energy; actions by competitors; changes in laws or regulations; and other factors, many of which are beyond the control of PDC Energy.
 You are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied, as more fully discussed in our safe harbor statements found in our SEC filings, including, without limitation, the discussion under the heading “Risk Factors” in the Company’s 2009 annual report on Form 10-K and in subsequent Form 10-Qs. All forward-looking statements are based on information available to Management on this date and PDC Energy assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward looking statements, whether as a result of new information, future events or otherwise.
 The SEC permits oil and gas companies to disclose in their filings with the SEC proved reserves, probable reserves and possible reserves.  SEC regulations define “proved reserves” as those quantities of oil or gas which, by analysis of geosciences and engineering data, can be estimated with reasonable certainty to be economically producible in future years from known reservoirs under existing economic conditions, operating methods and government regulations; “probable reserves” as unproved reserves which, together with proved reserves, are as likely as not to be recovered; and “possible reserves” as unproved reserves which are less certain to be recovered than probable reserves. Estimates of probable and possible reserves which may potentially be recoverable through additional drilling or recovery techniques are by nature more uncertain than estimates of proved reserves and accordingly are subject to substantially greater risk of not actually being realized by the Company. In addition, the Company’s reserves and production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases.
 This material also contains certain non-GAAP financial measures as defined under the Securities and Exchange Commission rules.

11/08/2010

Rick McCullough
Chairman and Chief Executive Officer

11/08/2010

Third Quarter 2010 Highlights
11/08/2010

• Financial results were essentially within guidance in spite of lease operating expense which was up for the quarter due to the expensing of approximately
 $2 MM which was budgeted as a capital item
• Q3 2010 realized prices of $6.42 per Mcfe compared to Q3 2009 realized prices of $6.14 per Mcfe
• Production slightly above guidance due to Wattenberg results
• Drilled 39.7 net wells vs. 21.0 net wells in Q3 2009
• Production continues to trend higher as fourth quarter’s production and exit rate should exceed guidance; oil’s percentage of (2010 exit rate) production should approach 26% versus 18% of 2009 exit rate production

Third Quarter 2010 Highlights, continued
11/08/2010

• Drilling efficiencies continue to improve as a result of optimizing capital costs and improving operating performance in the Piceance Basin and Wattenberg
 Field
• Signed an agreement with a private company to acquire producing assets and undeveloped acreage located in the Wolfberry oil trend in West Texas for
 $40 MM in cash
• Amended and restated the Company’s revolving bank loan facility agreement on November 4, 2010, increasing the borrowing base to $350 MM, adding additional lenders, amending certain other provisions including a cost reduction on its borrowing grid, and extending the maturity to November 2015

Bart Brookman
Senior Vice President - Exploration and Production

11/08/2010

Q1 2010 Production:
 8.1
Bcfe
Rocky Mountains
Q1 2010 Production:
 0.6
Bcfe
Q2 2010 Production:
 0.6
Bcfe
Q3 2010 Production:
 0.6
Bcfe
2010E Production:
 2.5
Bcfe
Appalachian Basin (PDCM)
Q1 2010 Production:
 0.3
Bcfe
Q3 2010 Production
9.2 Bcfe
Michigan
Basin (1%)
Appalachian Basin (7%)
Rocky
Mountains (90%)
Rocky
Mountains (91%)

Core Operating Regions
Operations Underway
Q3 2010 Production:
 0.1
Bcfe
2010E Production:
 0.5
Bcfe
Permian Basin
Permian (1%)
11/08/2010

Quarterly Net Production

• Q3 actual production exceeded
 mid-year guidance
• Primarily Wattenberg Field driven
 • Improved frac designs
 • Production includes increased oil and
 gas liquids component
• Successfully acquired and
 integrated Permian assets
 • Optimizing production
• Increasing production from
 Marcellus
• Q4 production anticipated to be in-
 line or above guidance
 • Lower line pressure in Wattenberg
 Field
Michigan
(reflected as discontinued operations)
11/08/2010
*Excludes Q4 anticipated acquisitions.
*

Quarterly Drilling Activity

• Improved capital efficiencies achieved
 in drilling and completion operations
• Two rigs operating in Wattenberg Field
• One flex rig operating in Piceance Basin
• Significant improvement in spud-to-spud time
11/08/2010
3Q 2010
4Q 2010 Expectations
• Drill five Permian Basin wells
• Drill first horizontal Niobrara well in
 Krieger prospect
• Spud 4th horizontal Marcellus well
• Operate 3rd vertical rig in Wattenberg
 Field
* Excludes Q4 anticipated acquisitions.
*

Q3 Capital Expenditure Update
Q1-Q3 Actual & New Estimates for 4Q2010
$ in Millions

11/08/2010
(1) Other capital includes exploration, leasehold, facilities, and miscellaneous.
(2) Marcellus operations funded by our joint venture partner.

2010 Production by Area
Billion Cubic Feet Equivalent (Bcfe)
Area	Q1 2010 Actual	Q2 2010 Actual	Q3 2010 Actual	FY 2010E
Wattenberg	4.0	4.0	4.1	15.9
Piceance	3.0	2.8	3.2	11.9
NECO	1.1	1.1	1.1	4.4
Michigan*	0.3	0.4	-	0.7
West Texas	0.0	0.0	0.1	0.6
Other (ND, TX, WY,OH)	0.1	0.1	0.1	0.4
Appalachia (PDCM)	0.6	0.6	0.6	2.5
TOTAL	9.1	9.0	9.2	36.4
* Michigan production through 6/30/10 reflected as discontinued operations.
11/08/2010
Note: Full-year excludes Q4 anticipated acquisitions.

Growth in Fourth Quarter Production
11/08/2010

Mid-Year Guidance    Net Production   2010 Exit
Rate
•Net Production     9.3 Bcfe    107 MMcfe/d
•Oil      360 Mbo     4.3 MMBbl/d
•Gas       7,200 MMcf    80.8 MMcf/d
Fourth Quarter New Activity
•2nd Wolfberry Acquisition(1)   0.1 Bcfe    3.6
MMcfe/d
 • Oil      17.4 Mbo    0.5 MBbl/d
 • Gas       7.3 MMcf    0.2 MMcf/d
•Partnership Purchases(2)    0.1 Bcfe    3.6 MMcfe/d
 • Oil       2.2 Mbo     0.07 MBbl/d
 • Gas       97 MMcf    3.2 MMcf/d

Updated Fourth Quarter    9.5 Bcfe    114 MMcfe/d
                26% oil

(1) Wolfberry acquisition production for December 2010 based on current rate estimate.
(2) Partnership production based upon December 2010 post-closing volumes. Assumes PDC successful in outstanding partnership repurchase offer.

Lifting Costs
	Q1 2010 Actual	Q2 2010 Actual	Q3 2010 Actual	FY 2010E
Direct Costs ($/Mcfe)	$0.75	$0.98	$0.97	$0.73 - $0.87
Indirect Costs ($/Mcfe)	$0.29	$0.26	$0.24	$0.27 - $0.31
Total Lifting Cost ($/Mcfe)	$1.04	$1.24	$1.21	$1.00 - $1.18

 • Q3 2010 per unit costs increased as a result of:
 • Increased workovers to enhance production (primarily in Piceance Basin)
 • Accrual of facility upgrade costs in Piceance Basin and Wattenberg Field

 • Total lifting costs include workover expenses of $0.08 in Q1, $0.30 in Q2, and $0.36 in Q3

11/08/2010

Operations Highlights
• Q4 drilling activity in-line with guidance; six active drilling rigs
• Wattenberg production continues to exceed engineering expectations
• Spud first Permian Basin well
• Drilling fourth horizontal well in WV
• First horizontal Niobrara well TD’d on the Krieger Prospect in the DJ Basin
• Approved a ten year mid-stream transportation commitment in WV for future
 Marcellus production
• Four superfracs executed in Piceance Basin with encouraging results

11/08/2010

Gysle Shellum
Chief Financial Officer

11/08/2010

Summary Financial Results
11/08/2010

In Millions, Except for Per Share Data
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Measure	2010	2009	2010	2009
O&G Revenues	$48.1	$42.9	$156.1	$121.4
O&G Production & Well Operations Costs	$16.7	$14.7	$48.2	$44.2
O&G Operating Margin	$31.4	$28.2	$107.9	$77.2
Adjusted cash flow from operations(1)	$23.6	$37.3	$101.8	$114.7
Adjusted EBITDA(2)	$27.2	$36.3	$109.3	$117.2
Adjusted EBITDA (per diluted share)(1)	$1.40	$2.14	$5.66	$7.55
DD&A	$28.2	$31.9	$83.0	$99.1
G&A	$10.4	$9.6	$31.0	$36.5
(1) See appendix for Non-GAAP reconciliation of Adjusted Cash Flow from Operations and Adjusted EBITDA.

Summary Financial Results
11/08/2010

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Measure	2010	2009	2010	2009
Operating income (loss)	$10.3	($30.6)	$62.3	($77.6)
Net Income (loss) attributable to .shareholders	$3.4	($24.5)	$24.4	($63.3)
Diluted earnings (loss) per share .attributable to shareholders	$0.17	($1.44)	$1.26	($4.07)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Measure	2010	2009	2010	2009
Adjusted net income (loss) from continuing operations(1)	($1.9)	($3.4)	$5.7	($4.0)
Adjusted earnings (loss) per share from continuing operations(1)	($0.10)	($0.20)	$0.29	($0.26)
(1) See appendix for Non-GAAP reconciliation of Adjusted Net Income.
In Millions, Except for Per Share Data

Debt Maturity Schedule
11/08/2010

• $350 million revolver matures
  in November 2015

• Maturity schedule and increase
 reflects:
 – Mitigation of liquidity risk
 – Diversification of funding sources
 – Growing support of investing
 community in our strategies and
 execution

• As of September 30, 2010:
 – $102 million drawn balance
 – $19 million undrawn L.O.C
 – $13 million cash balance
 – $198 million available liquidity

$203
$102
$ in Millions
2010
2011
2012
2013
2014
2015
2016
2017
2018

Quarterly Realized Hedge Price
11/08/2010

As of 9/30/10
Note: Weighted average for full year 2010 is $7.36/Mcfe.

Oil and Gas Per Unit Costs
11/08/2010

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Measure	2010	2009	2010	2009
Average Lifting Costs(1)	$1.21	$0.79	$1.16	$0.78
DD&A (O&G Properties Only)	$2.87	$2.79	$2.89	$2.87
(1) Lifting costs represent natural gas and oil lease operating expenses, exclusive of production taxes, on a per unit basis.
Per Mcfe
Third quarter 2010 per unit costs were higher than 2009 third quarter per unit costs due to lower production and the addition of approximately $0.33 per unit due to the incurrence of approximately  $1 million of environmental maintenance expenses, and well workover expenses of approximately $2 million.  When amounts are adjusted for these items the comparison was $0.88 per unit in 2010 compared to $0.79 per unit in 2009.  Most of the difference in per unit costs was related to lower production volumes in 2010.
For the nine months ended September 30, when amounts are adjusted for the incurrence of approximately $2.6 million of environmental maintenance expenses, and well workover expenses of approximately $3.8 million, the comparison was $0.92 per unit in 2010 versus $0.78 per unit in 2009. Most of this is related to lower production volumes.

Lance Lauck
Senior Vice President - Business Development

11/08/2010

Acquiring Additional Wolfberry Assets
11/08/2010

Existing Production with Significant Upside Opportunities
 Acquisition Summary - Announced November 3, 2010
 • Acquiring 5,760 net acres in the Wolfberry Trend for $40 million
 • Contiguous to existing Wolfberry acreage position
 • Privately negotiated transaction
 • PDC operated assets with essentially a 100% working interest
 • Current net production of 330 boe/d from 6 Wolfberry wells
 • 7th well on flow-back
 • Identified 122 locations on 40-acre spacing; plan to drill first well in December 2010
 • Approximately 10 million barrels of oil equivalent (MMBOE) in 2P reserves
 • 90% oil and natural gas liquids, delivering full cycle cash margin of $60/BOE
 • Effective date of November 1, 2010; Expect to close transaction on November 19, 2010

Doubling Size of Permian Position
11/08/2010

Establishes Permian Basin as a Key Development Area for PDC
 Key Highlights
 • Established a field office in Midland, TX
 • Added experienced technical staff to lead Wolfberry development
 • Drilling first Wolfberry well on initial acquisition; development ahead of schedule
 • Expect to drill five wells by end of 2010
 • Full testing of Wolfberry acreage areas expected by early 2011
 • Anticipate 20-30 wells drilled in 2011; 1 to 2 rig program
 • Workovers and production optimization projects growing base production
 • Multi-year production growth expected from Wolfberry development drilling
 • Implementing PDC strategy to increase liquids in corporate reserve portfolio
	Nov 2010 Acquisition	Total Permian
Acquisition Cost	$40MM	$115MM
Net Wolfberry Acres	5,760	10,500
Net Production (Boe/d)	330	900
Net 2P Reserves (MMBOE)	10.0	18.5
40-acre Drilling Locations	122	250

Appendix

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11/08/2010
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net Income (loss) from continuing operations	$3.2	($25.0)	$26.0	($64.6)
Unrealized (gain) loss on derivatives, net (1)	(11.4)	35.0	(36.1)	95.7
Provision for underpayment of gas sales	3.3	-	3.3	2.6
Tax effect of above adjustments	3.1	(13.4)	12.5	(37.7)
Adjusted Net Income (loss) from continuing operations	($1.9)	($3.4)	$5.7	($4.0)
Weighted average diluted shares outstanding	19,406	16,962	19,319	15,530
Adjusted diluted earnings (loss) per share	($0.10)	($0.20)	$0.29	($0.26)
Adjusted Net Income Reconciliation
$ in Millions, Except for Per Share Data
(1) Includes natural gas marketing activities.

11/08/2010
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net Cash provided by operating activities	$21.4	$39.3	$116.8	$100.0
Changes in assets and liabilities	2.2	(2.0)	(15.0)	14.7
Adjusted cash flow from continuing operations	$23.6	$37.3	$101.8	$114.7
Weighted average diluted shares outstanding	19,406	16,962	19,319	15,530
Adjusted cash flow per share	$1.22	$2.20	$5.27	$7.39
Adjusted Cash Flow Reconciliation
$ in Millions, Except for Per Share Data

11/08/2010
Adjusted EBITDA Reconciliation
$ in Millions, Except for Per Share Data
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net Income (loss) from continuing operations	$3.2	($25.0)	$26.0	($64.6)
Unrealized (gain) loss on derivatives, net(1)	(11.4)	35.0	(36.1)	95.7
Interest, net	8.2	9.0	23.6	26.8
Income taxes expense (benefit)	(1.0)	(14.7)	12.7	(39.8)
Depreciation, depletion & amortization	28.2	31.9	83.0	99.1
Adjusted EBITDA	$27.2	$36.3	$109.3	$117.2
Weighted average diluted shares outstanding	19,406	16,962	19,319	15,530
Adjusted EBITDA per share	$1.40	$2.14	$5.66	$7.55
(1) Includes natural gas marketing activities.

Contact Information
Investor Relations
 • Peter Schreck, Vice President - Finance and Treasurer
  pschreck@petd.com
 • Marti Dowling, Manager Investor Relations
  mdowing@petd.com
 • Heather Davis, Investor Relations Coordinator
   hdavis@petd.com
Corporate Headquarters
 • PDC Energy
 1775 Sherman Street
 Suite 3000
 Denver, CO 80203
 303-860-5800
Website
 • www.petd.com

11/08/2010